"EXHIBIT 10.13"

                          AGREEMENT AND PLAN OF MERGER

                                   WITNESSETH


     Whereas, RAMPART PROPERTIES CORPORATION ("Rampart"), is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on April 15, 1985, and having an authorized capital stock of 1,000,000 shares of common stock, $.01 par value (the "Rampart Common Stock"), of which 116,000 shares are issued and outstanding, and all of which shares are entitled to vote on this Agreement and Plan of Merger (this "Plan"), and

     Whereas, MCORP PROPERTIES, L. L. C., ("MCORP") is a limited liability company duly organized and existing under the laws of the State of Nevada, having been organized on December 20, 2000, all of the members of which are entitled to vote on this Plan and all of which will receive membership interests as part of the Plan (the "MCORP Shares"); and

     Whereas, the entire board of directors and all of the shareholders of Rampart (the "Rampart Shareholders") and all of the members and managers of MCORP (the "MCORP Members") deem it advisable and for the best interests of both entities that Rampart be merged with and into MCORP as the surviving entity, as authorized by the statutes of the State of Nevada and under and pursuant to the terms and conditions thereinafter set forth, and for the Rampart Common Stock issued and outstanding at the Effective Date (as hereinafter defined) to be converted into MCORP Shares pursuant to this Plan; and

     Whereas, the Rampart Shareholders and the MCORP Members have all unanimously approved and entered into this Plan, which sets forth certain representations, warranties and covenants in connection with said merger;

     Now, therefore, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger, the mode of carrying the same into effect, the manner and basis of converting the shares of each constituent entity into shares of the surviving entity and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed to do hereby agree, subject to the approval of adoption of this Plan by the requisite vote of the Rampart Shareholders and the MCORP Members, and subject to the conditions hereinafter set forth as follows:

                                    Article I

                         TERMS AND CONDITIONS OF MERGER

     The terms and conditions of the merger are (in addition to those set forth else wherein this Plan) as follows:

     (a)     At  the  Effective  Date:

     (1) The constituent entities shall be a single entity, which shall be MCORP, the entity designated herein as the surviving entity.

             (2)     The  separate  existence  of  Rampart  shall  cease.

             (3) MCORP shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each constituent entity; and all the singular, the powers and franchises of each constituent entity, and all property, real, personal and mixed, and all debts due to either constituent entity on whatever account, as well for stock subscriptions as all other things in action or belonging to each constituent entity shall be vested in MCORP; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of MCORP as they were of the respective constituent entities, and the title to any real estate vested by deed or otherwise in either constituent entity shall not revery or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of either constituent entity shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to MCORP (the surviving entity) and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding whether civil, criminal or administrative, pending by or against either constituent entity shall be prosecuted as if the merger had not taken place, or MCORP (the surviving entity) may be substituted in such action or proceeding.

          (4) All corporate acts, plans, policies, contracts, approvals and authorizations of Rampart and the Rampart Shareholders, board of directors, committees elected or appointed by the board of directors, officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of MCORP (as the surviving entity) and shall be as effective and binding thereon as the same were with respect to Rampart.

          (5) The assets, liabilities, reserves and accounts of each constituent entity shall be recorded on the books of MCORP at the amounts at which they, respectively, shall then be carried on the books of such constituent entity subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the merger.

     (b)     The  managers  of MCORP  shall  be J. H. Carpenter and C. W. Janke.

                                   Article III

          MANNER AND BASIS OF CONVERTING SHARES AND RELATING PROVISIONS

     The manner and basis of converting the issued and outstanding shares of each constituent entity into shares of the MCORP (the surviving entity) and the mode of carrying the merger into effect are as follows:

     (a) Each share of Rampart Common Stock outstanding at the Effective Date shall be converted into one share of MCORP (the surviving entity) without any action on the part of the holder thereof, and each shareholder of Rampart shall be a member of MCORP. After the Effective Date, each holder of an outstanding certificate or certificates which, prior thereto, represented shares of Rampart Common Stock shall be entitled, upon surrender thereof to receive in exchange therefor a certificate or certificates representing the number of whole shares of MCORP into or for which his shares have been converted or exchanged. All MCORP Shares into which shares of Rampart Common Stock shall have been converted pursuant to this Article III shall be issued in full satisfaction of all rights pertaining to such converted shares.

                                   Article IV

                ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT

     The Articles of Organization and Operating Agreement for MCORP as existing and constituted immediately prior to the Effective Date shall, upon the merger becoming effective, be and constitute the Articles of Organization and Operating Agreement of the surviving entity until amended in the manner provided by law.

                                    Article V

                     OTHER PROVISIONS WITH RESPECT TO MERGER

     (a) This Plan has been submitted to all of the shareholders of each constituent entity as provided by the applicable laws of the State of Nevada. Upon the approval or adoption thereof by the shareholders of each constituent entity in accordance with the requirements of the laws of the State of Nevada, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the merger under the provisions of the applicable statutes of the State of Nevada.

     (b) This plan may be terminated at any time prior to the Effective Date, whether before or after action thereon by the shareholders of the constituent entities, by mutual consent of the constituent entities, expressed by action of their respective shareholders.

                                   Article VI

                    APPROVAL AND EFFECTIVE TIME OF THE MERGER

     (a) The merger shall become effective when all the following actions shall have been taken:

          (1) this Plan shall be adopted and approved on behalf of each constituent entity in accordance with applicable Nevada law; and

          (2) the Articles of Merger setting forth the information required by, and executed and verified in accordance with Nevada law shall be filed in the office of the Secretary of State of the State of Nevada, which Articles of Merger shall show that the "Effective Date" of the subject merger to be December 31, 2000 at 3:00 p.m.

     (b) For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument,

     (c) This Plan and the legal relations between the parties hereto shall be governed by the construed in accordance with the laws of the State of Nevada,

     (d) This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     In witness whereof, the parties have hereunto set their hands and seals the 20th day of December, 2000.

MCORP  MEMBERS

     Resolved, that the plan and agreement of merger between Rampart Properties Corporation, a Nevada corporation, and MCORP Properties, L.L.C., a Nevada limited liability company, as set forth above, is unanimously approved in all respects and in the form submitted, the respective shareholders having waived any formal notice of meeting or requirement of meeting.

     Resolved further, that the managers and members of MCORP Properties, L.L.C., a Nevada limited liability company are authorized to take such actions, and to execute, deliver, and file such documents, as are necessary in carrying out the said plan and agreement of merger.

Rampart Capital Corporation, a Texas Corporation, member

By:  /s/  J.  H.  CARPENTER
   -------------------------------------------
     J.H.  Carpenter,  President

Rampart Services Corporation, a Texas Corporation, member

By:  /s/  J.  H.  CARPENTER
   -------------------------------------------
          J.H.  Carpenter,  President

RAMPART  SHAREHOLDERS

     Resolved, that the plan and agreement of merger between Rampart Properties Corporation, a Nevada corporation, and MCORP Properties, L.L.C., a Nevada limited liability company, as set forth above, is unanimously approved in all respects and in the form submitted, the respective shareholders having waived any formal notice of meeting or requirement of meeting.

     Resolved further, that the directors and officers of the corporation are authorized to take such actions, and to execute, deliver, and file such documents, as are necessary in carrying out the plan and agreement of merger.

     Rampart Capital Corporation, a Texas Corporation, shareholder


By:  /s/  J.  H.  CARPENTER
   -------------------------------------------
     J.H.  Carpenter,  President

Rampart Services Corporation, a Texas Corporation, shareholder


By:  /s/  J.  H.  CARPENTER
   -------------------------------------------
     J.H.  Carpenter,  President